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                                                                   EXHIBIT 10.20
                                                                    CONFIDENTIAL

                                Change in Control
                                    Agreement

This Agreement is made and entered into as of the date set forth on the signature page hereto, by and between Bcom3 Group, Inc. ("Bcom3") and Christian
                                                          -----
E. Kimball (the "Executive"). Other capitalized terms used herein are defined in
                 ---------
Article II below.

Bcom3 and the Executive desire to enter into this Agreement for the purpose of specifying certain payments and other benefits to which the Executive will be entitled in certain circumstances as described below. Therefore, in consideration of the mutual covenants and agreements set forth below, Bcom3 and the Executive hereby covenant and agree as follows:

Article I. Change in Control

Section 1.01 Payments

In the event of an Eligible Termination, Bcom3 will promptly pay to the
Executive:

(a) any accrued but unpaid salary and unreimbursed expenses for the period ending on the Termination Date;

(b) a pro rata portion of the Executive's aggregate target incentive bonus for the then current calendar year, based on days elapsed through the Termination Date;

(c) any prior year annual bonus (or other incentive) earned but unpaid as of the Termination Date;

(d) any amount owing with respect to unused vacation days as of the Termination Date;

(e) a lump sum payment equal to either (i) two times the Executive's Annual Cash Compensation as of the Termination Date, in the event of a 2X Termination; or (ii) one times the Executive's Annual Cash Compensation as of the Termination Date, in the event of a 1X Termination; and

(f) any amounts owing to the Executive in accordance with the provisions of Appendix I to this Agreement.

No such payment shall be reduced by any amount the Executive may earn or receive from employment or any other source of income after the Termination Date, and the Executive shall not have any obligation to seek other employment or otherwise to mitigate Bcom3's payment obligations.

Section 1.02 Benefits

In the event of an Eligible Termination, Bcom3 will also provide the following benefits (or, at Bcom3's election, may substitute benefits or cash payments that are of equivalent economic value) to the Executive:

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(a)   all of the Executive's benefits under medical, dental, life, long-term disability, accidental death and disability, and other similar welfare benefit plans, and all of the Executive's benefits under deferred compensation, profit sharing, long-term incentive, defined contribution, defined benefit, pension, retirement, and other similar qualified and nonqualified benefit plans, will be continued for either (i) two years from the Termination Date, in the event of a 2X Termination; or (ii) one year from the Termination Date, in the event of a 1X Termination; provided, however, that such continuing benefits shall be reduced to the
      --------  -------
      extent the Executive receives replacement benefits from a new employer during the continuation period; and COBRA will continue thereafter as provided by law;

(b) all of the Executive's benefits under deferred compensation, profit sharing, long-term incentive, defined contribution, defined benefit, pension, retirement, and other similar qualified and nonqualified benefit plans, that are subject to vesting over a period of continuing employment, shall vest immediately, effective as of the Termination Date, to the extent such benefits have not already vested; and

(c) the Executive will be entitled to receive up to twelve months of executive-level outplacement assistance.

Section 1.03 Stock and Stock Options

If, at the time of an Eligible Termination, the Executive holds stock in Bcom3 (or stock in a successor corporation or a new parent holding company), then the Executive will become entitled to hold his or her stock subject to the least restrictive provisions that are then applicable to any group of employees (or former employees) of Bcom3; provided, however, that, if the Executive is still
                            --------  -------
subject to a "never lapse" restriction for federal income tax purposes at the time of the Eligible Termination, such restriction will not lapse solely by reason of the Eligible Termination, and instead the Executive will become entitled to hold his or her shares, subject to such restriction, for up to 10 years thereafter.

      .     Example 1. If the current provisions of the Stock Purchase Agreement
            ---------
            survive a Change in Control, so that the Executive remains subject to a "never lapse" restriction, then the Executive will become entitled to have his or her Eligible Termination treated as an "Agreed Separation" for purposes of the Stock Purchase Agreement.

      .     Example 2. If a public company uses its stock to acquire Bcom3 in a
            ---------
            Change in Control transaction, and a group of Bcom3 employees (or former employees) have come to hold their new public company shares free of any repurchase and transfer restrictions (or perhaps subject only to transfer restrictions coterminous with their noncompete and nonsolicitation covenants), and the Executive is no longer subject to a "never lapse" restriction at the time of his or her Eligible Termination, then the Executive will be entitled to hold his or her public company shares subject to the least restrictive such provisions.

If the Executive holds stock options in Bcom3 (or "rollover" stock options in a successor corporation or a new parent holding company) at the time of an Eligible Termination, then (a) the Executive will be deemed to have immediately satisfied any remaining vesting or other similar conditions to the full exercisability of his or her stock options, (b) the Executive will remain entitled to exercise his or her options until the final expiration date that would have applied if he or she had remained an employee, and (c) the Executive will be entitled, upon exercise of his or her stock options, to hold the


                                       2

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resulting shares of stock subject to the same provisions that would have applied if he or she had held stock (instead of stock options) in Bcom3 (or a successor corporation or a new parent holding company) at the time of the Eligible Termination.

Section 1.04 Conditions

In connection with any Eligible Termination, Bcom3 may elect to prepare and deliver to the Executive for his or her signature a Separation Agreement, containing a mutual legal release and a reiteration of the restrictive covenants (including, without limitation, the restrictive covenants contained in the Stock Purchase Agreement) to which the Executive is already subject at that time (applied, however, as if the Executive were retiring or leaving voluntarily rather than in a Discharge Without Cause or a Constructive Discharge). If Bcom3 prepares and delivers such a Separation Agreement to the Executive, then all payments and benefits under this Agreement will be conditioned upon the Executive executing the Separation Agreement and returning it to Bcom3, and the expiration of any rescission or revocation period provided by law.

Article II. Definitions

"Annual Cash Compensation," as of any determination date, means the sum of (x)
 ------------------------
the Executive's annual base salary plus (y) the Executive's aggregate target incentive bonus for the then current calendar year (or, if greater, the highest aggregate cash compensation the Executive has earned in annual salary and bonuses from the Bcom3 Companies with respect to any of the then previous three calendar years); provided, however, that the amounts in clauses (x) and (y)
                 --------  -------
shall be determined without giving effect to any reduction in the Executive's annual base salary or aggregate target incentive bonus that may have occurred during the period beginning 90 days prior to the consummation of a Change in Control and ending on the determination date.

"Bcom3" has the meaning set forth in the preamble to this Agreement.
 -----

"Bcom3 Company" means any of Bcom3 and the Bcom3 Subsidiaries.
 -------------

"Bcom3 Subsidiary" means any corporation or other entity of which outstanding
 ----------------
shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof are owned, directly or indirectly, by Bcom3.

"Board" means the Board of Directors of Bcom3.
 -----

"Cause" means (a) the Executive's substantial, willful, and continued failure to
 -----
perform his or her duties with any Bcom3 Company (other than as a result of his or her Disability or as a result of his or her Resignation) as reasonably directed by the Board or a supervisor within a reasonable period of time after a written demand for such performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not performed his or her duties; (b) any willful act or omission by the Executive constituting dishonesty,


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disloyalty, or fraud, which in any such case results in a material injury to the financial condition or business reputation of Bcom3 or any of its clients; (c) the indictment of the Executive for a felony or a crime involving moral turpitude under the laws of the United States or any state thereof or any other jurisdiction in which the Bcom3 Companies conduct business; or (d) any material breach by the Executive of a noncompete, nonsolicitation, or confidentiality covenant to which he or she is a party for the benefit of a Bcom3 Company. For purposes of this definition, no action (or failure to act) by the Executive shall be deemed willful if it was done (or omitted to be done) by the Executive in good faith and with a reasonable belief that such action (or failure to act) was in the best interests of the Bcom3 Companies, and no failure by the Executive to attain financial or other business objectives shall in and of itself be deemed a failure to perform duties.

"Change in Control" means the occurrence of one or more of the following events
 -----------------
at any time on or before December 31, 2005:

      (i) if any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than an Exempt Person, is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bcom3 representing one-third or more of the combined voting power of Bcom3's then outstanding securities; or

      (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by Bcom3's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, or who were elected by Dentsu, cease for any reason to constitute a majority thereof; or

      (iii) the stockholders of Bcom3 approve a merger or consolidation of Bcom3 with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of Bcom3 outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a direct or indirect parent of the surviving entity) more than two-thirds of the combined voting power of the voting securities of Bcom3 or such surviving entity (or direct or indirect parent of such surviving entity) outstanding immediately after such merger or consolidation or (B) by which the corporate existence of Bcom3 is not affected and following which Bcom3's directors retain their positions with Bcom3 (and constitute at least a majority of the Board) or (C) with Dentsu; or

      (iv) the stockholders of Bcom3 approve a plan of complete liquidation of Bcom3 or an agreement for the sale or disposition by Bcom3 of all or substantially all Bcom3's assets, other than a sale to an Exempt Person.

"Constructive Discharge" means a material diminution in the Executive's
 ----------------------
reporting relationship, a material diminution in the Executive's duties and responsibilities taken as


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a whole (not taking into account changes -- such as changes in public reporting requirements -- that occur solely by reason of Bcom3 being a subsidiary of another company rather than the top-most company in a group of companies), a reduction in his or her base salary, a material reduction in his or her bonus opportunity or level of benefits other than a reduction in level of benefits that is reasonably consistent with changes affecting all senior executives of the company, or a requirement that he or she relocate or commute to another metropolitan area (whether or not such developments have also resulted in a Resignation by the Executive).

"Dentsu" means Dentsu Inc. or a direct or indirect 100% affiliate of Dentsu Inc.
 ------
(i.e., a company that owns 100% of, that is 100% owned by, or that is under 100% common control with, Dentsu Inc.).

"Disability" means a physical or mental condition that renders the Executive
 ----------
incapable, after reasonable accommodation, of performing his or her normal duties.

"Discharge Without Cause" means the Bcom3 Company that employs the Executive has
 -----------------------
terminated his or her employment, other than for Cause, and the Executive has not been offered immediate equivalent employment, on terms that would not constitute a Constructive Discharge, with another Bcom3 Company (or another company under common ownership and control with the Bcom3 Companies).

"Eligible Termination" means (a) a Discharge Without Cause (or a Constructive
 --------------------
Discharge) during the period beginning 90 days prior to a Change in Control and ending on the one-year anniversary of such Change in Control (a "2X
                                                                 --
Termination"); or during the period beginning immediately after the one-year
-----------
anniversary of such Change in Control and ending on the three-year anniversary of such Change in Control (a "1X Termination"); or (b) a Resignation during the
                              --------------
30-day period beginning immediately after the one-year anniversary of a Hostile Change in Control (also a "2X Termination").
                           --------------

"Executive" has the meaning set forth in the preamble to this Agreement.
 ---------

"Exempt Person" means Dentsu, any employee benefit plan of Bcom3, a trustee or
 -------------
other administrator or fiduciary holding securities under an employee benefit plan of Bcom3, or any voting trustee under the Voting Trust Agreement.

"Hostile Change in Control" means any Change in Control that was not approved in
 -------------------------
advance by the Board.

"Resignation" means the Executive has voluntarily terminated his or her
 -----------
employment with the Bcom3 Company that employs him or her, and has not immediately thereafter become an employee of any other Bcom3 Company (or any other company under common ownership and control with the Bcom3 Companies).

"Stock Purchase Agreement" means that certain Stock Purchase Agreement between
 ------------------------
the Executive and the Company, as the same may be amended from time to time.


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"Termination Date" means, in the event of an Eligible Termination, the last date
 ----------------
on which the Executive is a full-time employee of a Bcom3 Company.

"Voting Trust Agreement" means that certain Voting Trust Agreement, amended and
 ----------------------
restated as of April 18, 2001, by and among the owners of shares of Common Stock of the Company who are or may become parties thereto and the voting trustees thereunder, as the same may be amended from time to time.

Article III. Miscellaneous

Section 3.01 Prompt Payments

Bcom3 will make all payments owing to the Executive under this Agreement promptly (and in any event within five business days) after the amount so owing is determined.

Section 3.02 Successors and Assigns

This Agreement shall be binding upon, and inure to the benefit of, Bcom3 and its successors and permitted assigns and any person acquiring, whether by merger, consolidation, purchase of assets, or otherwise, all or substantially all of Bcom3's assets and business. Bcom3 may assign any or all of its obligations under this Agreement, as appropriate, to any Bcom3 Subsidiary that employs the Executive; provided, however, that Bcom3 shall remain ultimately responsible for
           --------  -------
the performance of all such assigned obligations.

Section 3.03 Nonalienation

The rights of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or of his or her beneficiary. So long as the Executive lives, no person, other than the Executive, shall have any interest in his or her rights under this Agreement.

Section 3.04 Amendments and Waivers

This Agreement may be amended or cancelled only by mutual agreement of the parties in writing. No waiver by either party hereto of a breach of any provision of this Agreement by the other party will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions at the same time or at any prior or subsequent time. The failure of either party hereto to take any action by reason of such breach will not deprive such party of the right to take such action at any time while such breach continues.

Section 3.05 Confidentiality

Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent the Executive has express written authorization from


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Bcom3, the Executive shall not disclose the existence or the substance of this
Agreement to any person other than his or her spouse, his or her immediate family members, and his or her legal, accounting, and tax advisers (after taking reasonable precautions to ensure that such other persons preserve the confidentiality of such information in turn).

Section 3.06 Applicable Law

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

Section 3.07 Severability

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 3.08 Notices

All notices, demands, claims, and other communications provided for in this Agreement shall be in writing and shall either be delivered personally, or else sent by U.S. mail (return receipt requested and postage prepaid), facsimile, or prepaid overnight courier (or, in the case of international communications, two-day courier) to the parties as set forth below. Such notices, demands, claims, and other communications shall be deemed given:

(a) in the case of delivery by certified or registered U.S. mail, on the fifth day after deposit in the U.S. mail;

(b) in the case of delivery by first-class U.S. mail or by facsimile, on the date when the transmitting party receives confirmation of receipt by facsimile, telephone, or otherwise; or

(c) in the case of domestic delivery by overnight courier, on the first day after posting with such courier, or, in the case of international delivery by two-day courier, on the second day after posting with such courier;

provided, however, that in no event shall any such communications be deemed to
--------  -------
have been given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by courier shall be delivered (i) to Bcom3 at 35 West Wacker Drive, Chicago, IL, 60601, to the attention of the Chief Executive Officer and with a copy to the attention of the Chief Legal Officer, and (ii) to the Executive at his or her address for notices set forth on the signature page hereto. Either party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change in address shall be effective only upon receipt.


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Section 3.09 Arbitration

Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding, and non-appealable arbitration in Chicago, Illinois, employing three arbitrators. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect. Bcom3 shall appoint one of the arbitrators, the Executive shall appoint one of the arbitrators, and the first two arbitrators shall appoint the third arbitrator (or, if the first two arbitrators have not agreed on the third arbitrator within 30 days after the appointment of the second arbitrator, then the American Arbitration Association shall appoint the third arbitrator). The arbitrators shall also allocate the costs and expenses of any such arbitration between the parties, taking into account the relative merits of their respective positions. At the Executive's request, Bcom3 will promptly advance to the Executive the amount of all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) he or she may incur in connection with the arbitration of any controversy or dispute arising out of or relating to this Agreement, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any excise tax, income tax, interest, and/or penalties related to such advance or to any imputed income associated with such advance. Any such advance shall be repaid or forgiven, as appropriate, depending upon the final allocation of such costs and expenses by the arbitrators.

Section 3.10 Other Agreements

For avoidance of doubt, this Agreement is not intended to supercede any employment contract or other agreement between the Executive and any of the Bcom3 Companies in any respect; provided, however, that, if the Executive is a
                                --------  -------
party to any employment contract or other agreement with any of the Bcom3 Companies, or is a beneficiary of any plan, policy, or practice of any of the Bcom3 Companies, in any such case providing the Executive with specific payments and benefits as a result of what would be his or her Eligible Termination hereunder, then the Executive shall be entitled to the greater of (x) the payments and benefits described in this Agreement or (y) such other specific payments and benefits (but, in order to avoid duplication, not both). If the Executive is a beneficiary of any statutorily required payments or benefits upon what would be his or her Eligible Termination hereunder, including a requirement imposed by law outside the U.S., then such statutory requirements shall be satisfied, and the payments and benefits described in this Agreement shall be correspondingly reduced.


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IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement, effective as of the date set forth below.


                                               BCOM3 GROUP, INC.

Effective Date:
--------------

                                               By /s/ Roger A. Haupt
                                                  -------------------------
                                                   Roger A. Haupt
February 18, 2002                                  Chairman and CEO


                                               Signature of Executive:
                                               ----------------------

                                               (X)  /s/ Christian E. Kimball
                                                    -------------------------


                                               Please Print Name and Address:
                                               -----------------------------

                                                     Christian E. Kimball
                                                     2620 Lincoln Street
                                                     Evanston, IL 60201


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                                                                      Appendix I

                            Excise Tax Reimbursement

If the Executive receives any payment or other benefit from any of the Bcom3 Companies under this Agreement or otherwise which is or becomes subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may be imposed (any such tax imposed by Section 4999 or other similar tax being referred to herein as an "Excise Tax"), Bcom3 will pay the Executive such additional amount (a "Gross-Up Payment") as is required to offset such Excise Tax, and as is required to offset all taxes on such additional amount itself, with the result that the Executive is placed in the same position, after tax, as if there had been no such Excise Tax on such payment or other benefit.

All determinations required under this Appendix I, including, without limitation, whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arrived at such determination, shall be made by Andersen Group, Inc. ("Andersen"), which shall provide detailed supporting calculations both to Bcom3 and the Executive within 15 business days of the receipt of notice from Bcom3 or the Executive that there has been a payment that could give rise to a Gross-Up Payment. All related Andersen fees and expenses shall be borne solely by Bcom3. Any Gross-Up Payment shall be paid by Bcom3 to the Executive within five days of receipt of Andersen's determination. Any determination by Andersen shall be binding upon Bcom3 and the Executive.

As a result of uncertainty in the application of Section 4999 or other provisions of the Code at the time of the initial determination by Andersen, it is possible that the Gross-Up Payments determined by Andersen will turn out to be less than should have been made (an "Underpayment"). In the event that Bcom3 exhausts its remedies as set forth below in this Appendix I, and the Executive is required to make an additional payment of tax, Andersen shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Bcom3 to or for the benefit of the Executive.

The Executive shall notify Bcom3 in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Bcom3 of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise Bcom3 of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to Bcom3 (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).

If Bcom3 notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall (1) give Bcom3 any information reasonably requested by Bcom3 relating to such claim, (2) take such action in connection with contesting such claim as Bcom3 shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Bcom3, (3) cooperate with Bcom3 in good faith in order to effectively contest such claim, and (4) permit Bcom3 to participate in any proceedings relating to such claim. Bcom3 shall pay directly all costs and expenses (including, without limitation, additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any income tax, excise tax, interest, and/or penalties imposed as a result of such representation and payment of costs and expenses.

Bcom3 shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim, and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, provided, however, that if Bcom3 directs the Executive to pay such claim and sue
--------  -------
for a refund, Bcom3 shall advance the amount of such payment to the Executive on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any excise tax, income tax, interest, and/or penalties related to such advance or to any imputed income associated with such advance. Bcom3's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

If Bcom3 advances any amount to pay a tax, and the Executive receives any refund with respect to such claim, the Executive shall promptly pay to Bcom3 the amount of such refund (together with any interest paid or credited, net of applicable taxes). If Bcom3 advances any amount to pay a tax, and a final determination is made that the Executive is not entitled to any refund with respect to such claim, then such advance shall be forgiven and treated (to the extent of the refund) as an offset to the amount of Gross-Up Payment required.